Exhibit 21.1

DIRECT SUBSIDIARIES OF THE COMPANY

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Capital Award, Inc.	100%	Belize
Macau EIJI Company Ltd.	100%	Macau
Guangzhou City A Power Nawei Trading Co. Ltd.	25%	PRC
A Power Agriculture Development (Macau) Ltd.	100%	Macau
Tri-way Industries Ltd.	100%	Hong Kong

INDIRECT SUBSIDIARIES OF THE COMPANY

Subsidiaries of Capital Award, Inc.

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Capital Stage Inc.	100%	Belize
Capital Hero Inc.	100%	Belize
Zhongshan A Power Prawn Culture Farms Development Co. Ltd.	25%	PRC
Enping City A Power Prawn Culture Development Co. Ltd.	25%	PRC

Subsidiaries of Macau EIJI Company Ltd.

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	75%	PRC
Jiangmen City Hang Mei Cattle Farm Development Co. Ltd.	75%	PRC
Enping City A Power Beef Cattle Farm (2) Co. Ltd.	25%	PRC
Hunan Shenghua A Power Agriculture Co. Ltd.	26%	PRC

Subsidiaries of A Power Agriculture Development (Macau) Ltd.

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Qinghai Sanjiang A Power Agriculture Co. Ltd.	45%	PRC

Subsidiary of Tri-way Industries Ltd.

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Jiangmen City A Power Fishery Development Co. Ltd.	75%	PRC

INDIRECT SUBSIDIARIES OF SUBSIDIARIES OF THE COMPANY

Subsidiary of Qinghai Sanjiang A Power Agriculture Co. Ltd.

Subsidiary	Ownership	Jurisdiction of Incorporation/Formation
Hunan Shenghua A Power Agriculture Co. Ltd.	50%	PRC